                                                             Exhibit 23(a)(ii)
                               AMENDMENT No. 1
                                    to the
                  AMENdED AND RESTATED DECLARATION OF TRUST
                                      of
                     OPPENHEIMER INTERNATIONAL BOND FUND

      This  Amendment  Number 1 is made as of August 27,  2002 to the  Amended and Restated Declaration of Trust of Oppenheimer  International Bond Fund (the
"Trust"),  dated  as of  November  14,  2000,  by  and  among  the  individual executing this Amendment below on behalf of the Trustees of the Trust.

      WHEREAS,  the Trustees established  Oppenheimer  International Bond Fund as a trust fund under the laws of the Commonwealth of  Massachusetts,  for the investment and reinvestment of funds contributed thereto,  under a Declaration of Trust dated February 2, 1995 as amended and restated November 14, 2000;

      WHEREAS,  the Trustees,  acting pursuant to Section 12 of ARTICLE NINTH, of the Trust's  Amended and Restated  Declaration  of Trust dated November 14,
2000,  desire to change the registered agent of the Trust as established under the Amended and Restated Declaration of Trust dated November 14, 2000;

      WHEREAS,  the Trustees,  acting  pursuant to Section 12 of ARTICLE NINTH of the Trust's  Amended and Restated  Declaration  of Trust dated November 14,
2000,  desire to correct a  typographical  error regarding the number of Share
Classes established under the Amended and Restated  Declaration of Trust dated
November 14, 2000;

      NOW,  THEREFORE,  the Trust's Amended and Restated  Declaration of Trust
is amended as follows:

      Article FIRST of the Trust's  Amended and Restated  Declaration of Trust
is amended by changing the registered agent as follows:

           The   Registered   Agent  of  Service   for   Process  is  CT
      Corporation System, 101 Federal Street, Boston, MA 02110.

      Section 3 of Article  FOURTH,  of the  Trust's  Declaration  of Trust is
hereby  amended by changing the following  words located in the first sentence that  currently  reads ", and said Shares shall be divided into four Classes,"
to read ", and said Shares shall be divided into five Classes,".

Acting  pursuant to Section 12 of ARTICLE NINTH,  the  undersigned  signs this amendment by and on behalf of the Trust.

                                             Oppenheimer International Bond
Fund
                                             /s/ Kathleen T. Ives
                                             Kathleen T. Ives,
                                             Assistant Secretary

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